SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Western Asset Mortgage Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-0298092
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard
Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-159962

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered

Western Asset Mortgage Capital Corporation (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-159962), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Item 2.  Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Western Asset Mortgage Capital Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).
3.2	Amended and Restated Bylaws of Western Asset Mortgage Capital Corporation (incorporated by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 4, 2012

Western Asset Mortgage Capital Corporation

By:	/s/ Gavin L. James
Gavin L. James
President and Chief Executive Officer